EXHIBIT 99.1

FOR IMMEDIATE RELEASE                CONTACT: Frederick N. Cooper (215) 938-8312
February 23, 2005                                    fcooper@tollbrothersinc.com
                                                 Joseph R. Sicree (215) 938-8045
                                                     jsicree@tollbrothersinc.com


      TOLL BROTHERS' RECORD 1ST QTR NET INCOME RISES 120% TO $110.2 MILLION
               RECORD 1ST QTR CONTRACTS GROW 60% TO $1.44 BILLION
               RECORD 1ST QTR REVENUES RISE 67% TO $999.1 MILLION
            RECORD 1ST QTR-END BACKLOG INCREASES 66% TO $4.89 BILLION

Horsham, PA, February 23, 2005 -- Toll Brothers, Inc., (NYSE:TOL)
(www.tollbrothers.com), the nation's leading builder of luxury homes, today reported record results for earnings, revenues, contracts and backlog for its first quarter ended January 31, 2005. First quarter 2005 earnings per share of $1.33 increased 115% over first quarter 2004.

Robert I. Toll, chairman and chief executive officer, stated: "We are enjoying strong pricing power and increasing profit margins as demand for luxury homes continues to outpace supply."

Joel H. Rassman, chief financial officer, noted: "With the highest backlog in our history, which includes most of this year's projected deliveries, we are raising our guidance on FY 2005 deliveries to a range of between 8,050 and 8,400 homes. Based on the strength of our first quarter earnings and the increase in expected deliveries, we also are raising our earnings guidance: We now believe net income will grow approximately 60% in FY 2005 over FY 2004."

Robert Toll continued: "Continuing strong demand, a recovering economy, our diversified offerings in the luxury move-up, active-adult, and empty-nester urban and suburban niches, and our growing portfolio of well-positioned communities in upscale markets all bode well for our future prospects: Based on these factors, as we have previously discussed, we believe fiscal 2006 will be another record year.

"Increasing numbers of high-income households are competing for a constrained supply of home sites; gaining approvals to build in affluent, well-located neighborhoods is a complex, expensive and lengthy undertaking. In response to the widening gap between tight supply and growing demand, we continue to expand our pipeline of land under development. We now control over 63,000 home sites - a five-to-six year supply based on our historic pace of expansion. With this land, attractive demographics, our diversity of products and our highly respected brand name in the luxury market, we believe we are well-positioned for continued growth in the years ahead."

                                     *more*

Toll Brothers' financial highlights for the first quarter ended January 31, 2005:

     o FY 2005 first-quarter net income of $110.2 million, ($1.33 per share diluted), increased 120% over FY 2004 first-quarter net income of $50.1 million, ($0.62 per share diluted), the previous first-quarter record.

     o FY 2005 first-quarter revenues of $999.1 million increased 67% over FY 2004 first-quarter revenues of $597.9 million. FY 2005 first-quarter home building revenues of $989.1 million (1,590 homes), increased 68% over FY 2004's first-quarter home building revenues of $589.6 million (1,085 homes), the previous first-quarter record. Revenues from land sales totaled $1.2 million for FY 2005's first quarter, compared to $6.0 million in FY 2004's.

     o In addition, in the Company's fiscal 2005 first quarter, unconsolidated entities in which the Company had an interest delivered $26.4 million (63 homes) compared to $1.5 million (5 homes) in the first quarter of fiscal 2004. The Company's share of the profits from the delivery of these homes is included in 'Equity Earnings in Unconsolidated Entities' on the Company's Income Statement.

     o The Company's FY 2005 first-quarter contracts of $1.44 billion (2,173 homes), grew by 60% over FY 2004's first-quarter contracts of $902.8 million (1,512 homes), the previous first-quarter record. In addition, in first quarter 2005, unconsolidated entities in which the Company had an interest signed contracts of $15.6 million (36 homes).

     o FY 2005 first-quarter-end backlog of $4.89 billion (7,292 homes), the highest backlog in the Company's history, increased 66% over FY 2004's record first-quarter-end backlog of $2.95 billion (5,079 homes), the previous first-quarter record. In addition, at the end of fiscal 2005's first quarter, unconsolidated entities in which the Company had an interest had a backlog of $65.0 million (147 homes).

     o The Company raised its guidance on the number of homes it expects to deliver in FY 2005: it now expects to deliver between 8,050 and 8,400 homes, an increase from its previous projection range of 7,900 to 8,300 homes. Based on the strength of first quarter earnings and the increase in expected deliveries, the Company now believes net income will grow approximately 60% in FY 2005 over FY 2004, compared to its previous guidance of more than 40% net income growth in FY 2005.


                                     *more*

Toll Brothers will be broadcasting live via the Investor Relations section of its website, WWW.TOLLBROTHERS.COM, a conference call hosted by chairman and chief executive officer Robert I. Toll at 2:00 p.m. (EST) today, February 23, 2005, to discuss these results and our outlook for the remainder of fiscal 2005. Prior to this conference call, the company intends to file a Form 8-K with the Securities and Exchange Commission containing its guidance for expected results of operations for Fiscal 2005 which will be discussed on the call. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select "Conference Calls". Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through May 9, 2005.

Toll Brothers, Inc. is the nation's leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TOL". The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 20 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Massachusetts, Maryland, Michigan, Nevada, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Texas, and Virginia.

Toll Brothers builds luxury single-family detached and attached home communities, master planned luxury residential resort-style golf communities and urban low, mid- and high-rise communities, principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, landscape, cable T.V. and broadband Internet delivery subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.

Toll Brothers is the only publicly traded national home building company to have won all three of the industry's highest honors: America's Best Builder from the National Association of Home Builders, the National Housing Quality Award and Builder of the Year. For more information visit WWW.TOLLBROTHERS.COM.

Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated income from joint ventures and the Toll Brothers Realty Trusts Group, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the average delivered price of homes, the ability to secure materials and subcontractors, the ability to maintain the liquidity and capital necessary to expand and take advantage of future opportunities, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.

                                     *more*

                      TOLL BROTHERS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Amounts in thousands)

                                                                                  January 31,          October 31,
                                                                                     2005                 2004
                                                                                     ----                 ----
                                                                                  (Unaudited)
ASSETS

     Cash and cash equivalents                                                   $    485,411          $   580,863
     Inventory                                                                      4,145,727            3,878,260
     Property, construction and office equipment, net                                  58,176               52,429
     Receivables, prepaid expenses and other assets                                   154,050              146,212
     Mortgage loans receivable                                                         74,395               99,914
     Customer deposits held in escrow                                                  69,344               53,929
     Investments in and advances to
      unconsolidated entities                                                         109,871               93,971
                                                                                 ------------          -----------
                                                                                 $  5,096,974          $ 4,905,578
                                                                                 ============          ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

     Liabilities:
     Loans payable                                                               $    372,408          $   340,380
     Senior notes                                                                     845,790              845,665
     Senior subordinated notes                                                        450,000              450,000
     Mortgage company warehouse loan                                                   64,416               92,053
     Customer deposits                                                                329,150              291,424
     Accounts payable                                                                 192,404              181,972
     Accrued expenses                                                                 555,982              574,202
     Income taxes payable                                                             178,193              209,895
                                                                                 ------------          -----------
       Total liabilities                                                            2,988,343            2,985,591
                                                                                 ------------          -----------

     Stockholders' equity:
     Common stock                                                                         770                  770
     Additional paid-in capital                                                       232,728              200,938
     Retained earnings                                                              1,880,923            1,770,730
     Treasury stock                                                                    (5,790)             (52,451)
                                                                                 ------------          ------------
       Total stockholders' equity                                                   2,108,631            1,919,987
                                                                                 ------------          -----------
                                                                                 $  5,096,974          $ 4,905,578
                                                                                 ============          ===========

                      TOLL BROTHERS, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (Amounts in thousands, except per share data)
                                   (Unaudited)

                                                                                                  Quarter ended
                                                                                                   January 31,
                                                                                            2005                2004
                                                                                            -----               ----
Revenues:
     Home sales                                                                           $ 989,097           $ 589,577
     Land sales                                                                               1,225               5,987
     Equity earnings in unconsolidated entities                                               1,935                 665
     Interest and other                                                                       6,883               1,683
                                                                                          ---------           ---------
                                                                                            999,140             597,912
                                                                                          ---------           ---------
Costs and expenses:
     Home sales                                                                             685,493             422,428
     Land sales                                                                                 779               5,303
     Selling, general and administrative expenses                                           107,065              76,653
     Interest                                                                                21,812              14,558
                                                                                          ---------           ---------
                                                                                            815,149             518,942
                                                                                          ---------           ---------

Income before income taxes                                                                  183,991              78,970
Income taxes                                                                                 73,798              28,886
                                                                                          ---------           ---------
Net income                                                                                $ 110,193           $  50,084
                                                                                          =========           =========

Earnings per share:
     Basic                                                                                $    1.51           $    0.68
                                                                                          =========           =========
     Diluted                                                                              $    1.33           $    0.62
                                                                                          =========           =========

Weighted average number of shares:
     Basic                                                                                   72,826              73,839
     Diluted                                                                                 83,042              80,819

                                                                      UNITS                            $ (MILL)
                                                             1ST QTR.        1ST QTR.          1ST QTR.         1ST QTR.
CLOSINGS                                                      2005             2004             2005              2004
-------------------------------                              --------        --------          --------         --------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                        229              183             123.3           104.6
MID-ATLANTIC (DE, MD, PA, VA)                                   663              405             386.9           201.4
MIDWEST      (IL, MI, OH)                                        95               72              57.0            40.9
SOUTHEAST    (FL, NC, SC, TN)                                   155              121              84.4            53.7
SOUTHWEST    (AZ, CO, NV, TX)                                   248              149             155.8            81.8
WEST COAST   (CA)                                               200              155             181.7           107.2
                                                              -----            -----           -------         -------
                                                              1,590            1,085             989.1           589.6
UNCONSOLIDATED ENTITIES                                          63                5              26.4             1.5
                                                              -----            -----           -------         -------
                                                              1,653            1,090           1,015.5           591.1
                                                              =====            =====           =======         =======


CONTRACTS
-------------------------------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                        319              222             200.6           137.9
MID-ATLANTIC (DE, MD, PA, VA)                                   767              527             471.4           283.8
MIDWEST      (IL, MI, OH)                                       112              120              78.0            71.7
SOUTHEAST    (FL, NC, SC, TN)                                   381              174             205.4            85.4
SOUTHWEST    (AZ, CO, NV, TX)                                   366              233             254.3           143.5
WEST COAST   (CA)                                               228              236             233.4           180.5
                                                              -----            -----           -------         -------
                                                              2,173            1,512           1,443.1           902.8
UNCONSOLIDATED ENTITIES                                          36                5              15.6             1.6
                                                              -----            -----           -------         -------
                                                              2,209            1,517           1,458.7           904.4
                                                              =====            =====           =======         =======


BACKLOG
-------------------------------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                      1,118              971             676.8           552.7
MID-ATLANTIC (DE, MD, PA, VA)                                 2,349            1,796           1,456.8           919.5
MIDWEST      (IL, MI, OH)                                       463              342             305.4           194.0
SOUTHEAST    (FL, NC, SC, TN)                                   952              464             584.5           250.1
SOUTHWEST    (AZ, CO, NV, TX)                                 1,469              793             948.2           458.5
WEST COAST   (CA)                                               941              713             916.2           570.3
                                                              -----            -----           -------         -------
                                                              7,292            5,079           4,887.9         2,945.1
UNCONSOLIDATED ENTITIES                                         147               15              65.0             4.8
                                                              -----            -----           -------         -------
                                                              7,439            5,094           4,952.9         2,949.9
                                                              =====            =====           =======         =======

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